CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for U.S. Government Cash Reserve in the John Hancock Money Market Funds Prospectus and "Independent Auditors" in the John Hancock U.S. Government Cash Reserve Statement of Additional Information in Post-Effective Amendment
No.55 to the  Registration  Statement  (Form N-1A No.  2-50931)  dated August 1,
1997.

We also consent to the incorporation by reference therein of our report dated May 9, 1997, with respect to the financial statements and financial highlights of the John Hancock U.S. Government Cash Reserve (one of the portfolios constituting John Hancock Current Interest) in the Form N-1A.



                                                     /s/ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP


Boston, Massachusetts
July 24, 1997

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for John Hancock Money Market Funds Prospectus and "Independent Auditors" in the John Hancock Money Market Fund Class A and Class B Shares
Statement of Additional Information in Post-Effective Amendment No. 55 to Registration Statement (Form N-1A No. 2-50931) dated August 1, 1997.

We also consent to the incorporation by reference therein of our report dated May 9, 1997, with respect to the financial statements and financial highlights of the John Hancock Money Market Fund (one of the portfolios constituting John Hancock Current Interest) in the Form N-1A.



                                                     /s/ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP


Boston, Massachusetts
July 24, 1997